[LETTERHEAD OF AKERMAN, SENTERFITT & EIDSON, P.A.]

                               ____________, 1999



nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, Florida 33417

         Re:      Registration Statement on Form S-4 (File No. 333-86093)

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-86093, filed by nStor Technologies, Inc. (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate ______________ shares of the Company's common stock, par value $.05 per share (the "Common Stock"), to be offered to the stockholders of Andataco, inc. ("Andataco") pursuant to a proposed merger between a subsidiary of the Company and Andataco (the "Merger").

         In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction of all such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion hereafter expressed.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that:

         The Common Stock will be, when issued in accordance with the Merger and the Company's Restated Certificate of Incorporation, as amended, duly authorized, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                        Sincerely,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.